EXHIBIT 16

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SHERB & CO., LLP                                 Offices in New York and Florida
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Certified Public Accountants




July 5, 2005

U. S. Securities and Exchange Commission 450 Fifth Street, NW
Washington, DC 20549


Gentlemen:


We have read Item 4.01(a) of CompuPrint, Inc.'s Form 8-K dated July 5, 2005 and agree with the statements concerning our firm contained therein.

Yours truly,

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants and Consultants